Exhibit 99.1

NeuroMetrix Reports Q4 2015 Financial Results and Highlights

•	6,675 Quell® Devices Shipped, Up 48% Compared to Q3 2015
•	DPNCheck® Shipments at All-Time High of 54,300 Biosensors
•	Revenue Up 94% to $2.7 Million Compared to Q4 2014

WALTHAM, Mass.,--(BUSINESS WIRE)-- NeuroMetrix, Inc. (Nasdaq: NURO), today reported financial and business highlights for the full year and quarter ended December 31, 2015.

The Company operates in two markets - wearable therapeutic technology and point-of-care diagnostic tests. Its newest product is Quell, an over-the-counter wearable therapeutic device for chronic pain that was launched during the second quarter of 2015. Its point-of-care neuropathy test, DPNCheck, provides accurate and cost-effective screening, diagnosis and monitoring of peripheral neuropathies including diabetic peripheral neuropathy.

Recent Highlights:

•	Quell shipments totaled 6,675 devices and 6,760 electrode reorder packages with a total invoiced value of $1.48 million. This was an increase from 4,514 devices and 5,472 electrode reorder packages with a total invoiced value of $0.98 million in Q3 2015. Devices shipped grew 48%, electrode reorder packages shipped increased 24%, and the total invoiced value of shipments was up 50% on a sequential quarter basis.
•	Quell distribution channels continued to expand with Hammacher Schlemmer, The Grommet and FSA Store added to existing channels of www.QuellRelief.com, Amazon, QVC, and physician dispensing.
•	The Company had a high profile at CES 2016; participating in two panel discussions – “The Roadmap to FDA Approval” and “The Future of Wearables”. In addition, Quell was covered in over 27 news outlets including Newsweek, Boston Globe, Drug Store News, Pain Medicine News, and Consumer Reports.

•	The Company obtained FDA 510(k) clearance for the next generation Quell which includes the ability to control therapy directly from a smartphone.
•	DPNCheck shipments reached an all-time high of 54,300 biosensors during Q4 2015 compared to 31,375 biosensors in Q4 2014.
•	The China Food and Drug Administration (CFDA) approved DPNCheck.
•	The Company completed a private equity financing on December 31, 2015 raising net proceeds of approximately $7.5 million before fees and expenses.

Business Outlook:

NeuroMetrix’ primary initiative for 2016 is the launch of Quell into retail distribution. Negotiations with potential retailers are at an advanced stage and may result in shipments starting in Q2 2016. The Company believes that broad retail availability of Quell in locations where consumers shop for chronic pain solutions will positively impact Quell sales during 2016. To support this initiative, the Company is planning an expanded media campaign, including television promotion, to begin in Q2 2016. The campaign’s goal is to broaden awareness of Quell.

The Company recently secured regulatory approval for DPNCheck in Mexico and China. Mexico sales have commenced with an initial shipment to a governmental healthcare organization. China will require more time to address marketing and logistical issues. The Company believes the developments in Mexico and China are positive and will be beneficial over time as the local business develops; however, they will likely not have a significant impact on revenue during 2016.

“Virtually all our attention and available resources are directed at expanding Quell distribution,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “In 2015 we successfully demonstrated consumer demand and rapid growth with Quell. This progress has positioned us to take the next major step into retail merchandising. We have a clearly-charted pathway, strong advisors, and are determined to successfully penetrate retail with the support of television promotion. Fiscal 2016 will be a very important year for NeuroMetrix.”

Financial Results:

The Company reported its financial results for Q4 2015. Total revenues were $2.74 million versus $1.41 million for Q4 2014, an increase of 94%. Gross margin was 41.6% of total revenues, reduced from 53.2% in Q4 2014, reflecting a higher weighting of lower margin Quell devices as the Company builds its installed base. Operating expenses increased to $4.46 million compared to $3.16 million in Q4 2014, reflecting Quell marketing and promotion. The Company recorded a non-cash credit of $0.61 million at December 31, 2015 for the revaluation at fair value of outstanding common stock warrants compared to a $0.50 million revaluation charge at December 31, 2014. Net loss was $2.71 million. This compared to a net loss of $2.91 million for Q4 2014. NeuroMetrix reported Q4 2015 net cash usage of $3.48 million and ended the period with cash and cash equivalents of $12.46 million.

For the year ended December 31, 2015, the Company reported revenues of $7.30 million and a net loss of $9.19 million. In the year ended December 31, 2014, the Company recorded revenues of $5.51 million and a net loss of $7.77 million.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, January 28, 2016 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 877-703-6109 and use the confirmation code 39553957. Internationally, the conference call may be accessed by dialing 857-244-7308 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 43271874. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues	$2,737,451	$1,409,629	$7,299,830	$5,512,764
Cost of revenues	1,599,267	659,159	3,950,746	2,568,602
Gross profit	1,138,184	750,470	3,349,084	2,944,162
Operating expenses:
Research and development	1,069,197	802,076	3,894,786	4,075,976
Sales and marketing	2,049,376	1,234,447	7,232,971	2,913,112
General and administrative	1,340,431	1,120,076	5,497,513	4,725,123
Total operating expenses	4,459,004	3,156,599	16,625,270	11,714,211

Loss from operations	(3,320,820)	(2,406,129)	(13,276,186)	(8,770,049)
Interest income	1,882	1,245	5,232	4,606
Warrants offering costs	—	—	—	(50,874)
Change in fair value of warrant liability	609,802	(504,316)	4,083,606	1,050,095

Net loss	$(2,709,136)	$(2,909,200)	$(9,187,348)	$(7,766,222)

Condensed Balance Sheets

(Unaudited)

	December 31, 2015	December 31, 2014

Cash and cash equivalents	$12,462,872	$9,221,985
Other current assets	2,684,398	1,868,140
Noncurrent assets	887,220	312,105
Total assets	$16,034,490	$11,402,230

Current liabilities	$3,191,479	$2,698,148
Noncurrent liabilities:
Common stock warrants	280,303	5,307,332
Other	—	9,635
Stockholders’ equity	12,562,708	3,387,115
Total liabilities and stockholders’ equity	$16,034,490	$11,402,230

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